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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 our reports on Corporate Family Solutions, Inc. dated March 14, 1997 (except for Note 13, as to which the date is July 17, 1997) included in CorporateFamily Solutions, Inc. Form S-1 (Registration No. 333-29523) and to all references to our Firm included in or incorporated by reference in this registration statement.




                                    /s/ ARTHUR ANDERSEN LLP



Nashville, Tennessee
October 15, 1997